Exhibit 10.31

[Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.]

Confidential

GAMMA SUPPORT SERVICES AGREEMENT

among

F-STAR BIOTECHNOLOGY LIMITED,

and

F-STAR GAMMA LIMITED

Dated as of 24 August 2016

CONFIDENTIAL

– i –

CONFIDENTIAL

THIS AMENDED AND RESTATED LICENSE AGREEMENT is made and entered into effective as of 24 August 2016 (the “Effective Date”) by and between

(1)	F-STAR BIOTECHNOLOGY LIMITED, a limited liability company incorporated under the laws of England and Wales (“F-star”),

(2)	F-STAR GAMMA LIMITED, a limited liability company incorporated under the laws of England and Wales (“Gamma”)

F-star and Gamma are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

(A)	F-star Controls (as defined herein) certain intellectual property rights with respect to Fcabs (as defined herein), mAb[2] (as defined herein).

(B)	Gamma has been incorporated to develop Fcabs with respect to blood-brain barrier transcytosis.

(C)	On the Effective Date F-star and Gamma entered into the Gamma IP License Agreement (as herein defined).

(D)

Under separate agreements dated the same date as this Agreement, Gamma has granted to Denali Therapeutics Inc. (“Denali”) a research and development license and an option to take a licence under a License and Collaboration Agreement (the “Denali License Agreement”) and the shareholders of Gamma have granted an option to purchase the entire share capital of Gamma under a Buy-out Option Agreement (as defined herein) pursuant to the terms of the Share Puchase Agreement attached thereto.

(E)

F-star has agreed to provide the services to Gamma to enable Gamma to comply with its obligations under the Denali License Agreement, and following completion by Denali of the acquisition of Gamma following the exercise of the Buy-out Option, to enable Gamma to continue to receive the services that were contemplated in the Denali License Agreement.

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement and the Schedules to this Agreement the following capitalized terms, whether used in the singular or plural, shall have the meanings set out below:

1.1	“Accepted Fcab Target” means an Fcab Target that has become an Accepted Fcab Target as provided for in the Gamma IP License Agreement.

1.2

“Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, “control” and, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management or policies of such entity. Notwithstanding the foregoing: (i) none of [***] shall be deemed an “Affiliate” of F-star or of each other, other than [***], which are Affiliates solely of each other; and (ii) no company with substantially the same shareholders as [***] shall be an Affiliate of [***].

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

1.3	“Agreement” means this agreement and all schedules, appendices and other addenda attached hereto as any of the foregoing may be amended in accordance with the provisions of this Agreement.

1.4	“Antibody” shall have the meaning in the Denali License Agreement.

1.5

“Applicable Law” means federal, state, local, national and supra-national laws, statutes, rules, and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, major national securities exchanges or major securities listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity or country or other jurisdiction hereunder.

1.6	“Approved Subcontractors” means those subcontractors of F-star as agreed to by the Parties in writing.

1.7	“Breaching Party” has the meaning set forth in Section 10.2.

1.8	“Business Day” means a day other than a Saturday or Sunday on which banking institutions in San Francisco, California or London, England are open for business.

1.9	“Buy-out Option Agreement” shall have the meaning in the Denali License Agreement.

1.10	“Buy-out Option” shall have the meaning in the Denali License Agreement.

1.11	“Buy-out Option Period” shall have the meaning in the Denali License Agreement.

1.12

“Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

1.13

“Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

1.14

“Commercially Reasonable Efforts” means, with respect to the performance of the Services with respect to a Fcab, a mAb[2] or a Licensed Product by a Party, the carrying out of such activities using efforts and resources [***].

1.15

“Confidential Information” means any Information or data provided orally, visually, in writing or other form by or on behalf of one (1) Party (or an Affiliate or representative of such Party) to the other Party (or to an Affiliate or representative of such Party) in connection with this Agreement after the Effective Date, including Information relating to the terms of this Agreement, any Fcab, any mAb[2] or any Licensed Product, any Exploitation of any Fcab or any mAb[2] or any Licensed Product, any Know-How with respect thereto developed by or on behalf of the disclosing Party or its Affiliates (including Gamma Know-How and F-star Know-How, as applicable), or the scientific, regulatory or business affairs or other activities of either Party. Notwithstanding the foregoing, (a) Patents and Know-How of F-star will be considered Confidential Information of F-star and (b) Patents and Know of Gamma (including the Gamma Program Patents and the Gamma Program Know-How) will be considered Confidential Information of Gamma.

1.16

“Control” means, with respect to any item of Information, material, Patent, or other property right, the possession of the right, whether directly or indirectly, and whether by ownership, license, covenant not to sue or otherwise, to grant a license, sublicense or other right to or under such Information, material, Patent, or other property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party; provided, that neither Party shall be deemed to Control any item of Information, material, Patent, or other property right of a Third Party if access under this Agreement requires or triggers a payment obligation, unless the Party being granted a sublicense hereunder to such Information, material, Patent or other property right agrees in writing to pay such payment obligation.

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

1.17	“Default Notice” has the meaning set forth in Section 10.2.

1.18	“Denali” has the meaning in the Denali License Agreement

1.19	“Denali License Agreement” has the meaning set out in paragraph (C) of the Background above.

1.20

“Development” means all activities related to pre-clinical and other non-clinical discovery, research, testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, including manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval. When used as a verb, “Develop” means to engage in Development. For purposes of clarity, Development shall include any submissions and activities required in support thereof, required by Applicable Laws or a Regulatory Authority as a condition or in support of obtaining a pricing or reimbursement approval for an approved molecule or product.

1.21	“Dispute” has the meaning set forth in Section 11.6.

1.22	“Dollars” or “$” means United States Dollars.

1.23

“Drug Approval Application” means a Biologics License Application (a “BLA”) as defined in the FFDCA, or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application (a “MAA”) filed with the EMA pursuant to the Centralized Approval Procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

1.24	“Effective Date” means the effective date of this Agreement as set forth in the preamble hereto.

1.25	“Exploit” or “Exploitation” shall have the meaning in the Denali License Agreement.

1.26

“Fab” means the region on an Antibody that (a) binds to an antigen and is either composed of (i) one (1) constant and one (1) variable domain of each of the heavy and the light chain wherein the binding sites are located in the variable domains, or (ii) another protein or biologic that specifically binds to an antigen or substrate, or (b) constitutes [***], or, subject to agreement (or resolution) as set out in Section 3.3 of the Denali License Agreement, [***] (an “Incorporated Biologic”).

1.27	“Fcab” means a constant domain of an Antibody that includes an antigen binding site that confers a specific binding of such constant domain to a defined Target antigen.

1.28	“Fcab Discovery Plan” shall mean an Fcab Discovery Plan as set out in the Denali License Agreement.

1.29	“F-star Alpha” means F-star Alpha Limited, a limited liability company incorporated under the laws of England and Wales with registered number 08676690.

1.30	“F-star Beta” means F-star Beta Limited, a limited liability company incorporated under the laws of England and Wales with registered number 092635320.

1.31	“F-star GmbH” means F-star Biotechnologische Forschungs - Und Entwicklungsges.M.B.H, an Austrian limited liability company incorporated under the laws of the Republic of Austria.

1.32	“F-star Indemnitees” has the meaning set forth in Section 9.1.

1.33	“F-star Know-How” shall have the meaning set out in the Gamma IP License Agreement.

1.34	“F-star Patents” shall have the meaning set out in the Gamma IP License Agreement.

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

1.35

“FTE Rate” means, for the period from the Effective Date to 31 December 2017, [***]. Thereafter, the FTE Rate shall be increased or decreased on 1 January of each year by the annual percentage increase or decrease in the UK Consumer Price Inflation published by the UK Office of National Statistics.

1.36

“FTE” means the equivalent of the work of one appropriately qualified individual working on a full-time basis in performing work in connection with this Agreement for a twelve (12) month period (consisting of at least a total of [***] hours per year of dedicated effort). FTE efforts shall not include the work of general corporate or administrative personnel.

1.37	“Gamma Fcab” means an Fcab which is directed to an Accepted Fcab Target.

1.38	“Gamma Indemnitees” has the meaning set forth in Section 9.2.

1.39	“Gamma IP License Agreement” means that Amended and Restated License Agreement, between F-star and Gamma, dated as of the Effective Date, as may be amended or restated from time to time.

1.40

“Gamma Program Know-How” means any and all Know-How that is developed or invented after the Effective Date solely by F-star or jointly with Gamma or Denali in performing Services, and that is not Platform Know-How (as defined in the Denali License Agreement) and to the extent (a) constituting the composition of matter, use, formulation or manufacturing of an Fcab, mAb[2] or Fab, or (b) arising from the performance of activities under a mAb[2] Development Plan.

1.41

“Gamma Program Patents” means any and all Patents that claim inventions that are invented after the Effective Date solely by F-star or jointly with Gamma or Denali in performing Services, and that are not Platform Patents (as defined in the Denali License Agreement), and to the extent (a) constituting the composition of matter, use, formulation or manufacturing of an Fcab, mAb[2] or Fab, or (b) arising from the performance of activities under a mAb[2] Development Plan.

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

1.42	“Incorporated Biologic” has the meaning set forth in Section 1.26.

1.43	“Indemnification Claim Notice” has the meaning set forth in Section 9.3.

1.44	“Indemnified Party” has the meaning set forth in Section 9.3.

1.45	“Indirect Taxes” has the meaning set forth in Section 5.6.

1.46

“Information” means all information of a technical, scientific, business and other nature, including Know-How, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, regulatory data, and other biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, reagents (e.g., plasmids, proteins, cell lines, assays and compounds) and biological methodology; in each case (whether or not confidential, proprietary, patented or patentable, of commercial advantage or not) in written, electronic or any other form now known or hereafter developed.

1.47

“Know-How” means any and all data, inventions, methods, proprietary information, processes, trade secrets, techniques and technology, whether patentable or not but which are not generally known, including discoveries, formulae, materials (including chemicals), biological materials (including expression constructs, nucleic acid sequences, amino acid sequences, and cell lines), practices, test data (including pharmacological, toxicological, pre-clinical and clinical information and test data), analytical and quality control data (including drug stability data), manufacturing technology and data (including formulation data), and sales forecasts, data and descriptions.

1.48	“Licensed Product” shall have the meaning in the Denali License Agreement.

1.49	“Losses” has the meaning set forth in Section 9.1.

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

1.50	“mAb[2]” means an Antibody (a) which contains a Gamma Fcab and (b) which contains a Fab or an Incorporated Biologic.

1.51	“Non-Breaching Party” has the meaning set forth in Section 10.2.

1.52	“Patent Challenge” has the meaning set forth in Section 10.3

1.53

“Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, and (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b), and (c))

1.54

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.55

“Regulatory Approval” means, with respect to a country or other jurisdiction in the Territory, any and all approvals (including Drug Approval Applications), licenses, registrations, or authorizations of any Regulatory Authority necessary to commercialize a mAb[2] or Licensed Product in such country or other jurisdiction, including, where applicable, (a) pricing or reimbursement approval in such country or other jurisdiction, and (b) pre- and post-approval marketing authorizations (including any prerequisite manufacturing approval or authorization related thereto).

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

1.56

“Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local governmental or Regulatory Authority, agency, department, bureau, commission, council, or other entities (e.g., the FDA, EMA and PMDA) regulating or otherwise exercising authority with respect to activities contemplated in this Agreement, including the Exploitation of any mAb[2] or Licensed Products in the Territory.

1.57	“Senior Officer” means, with respect to Gamma, its Chief Executive Officer or his/her designee, and with respect to F-star, its Chief Executive Officer or his/her designee.

1.58

“Services” means the services to be carried out by F-star in fulfilment of Gamma’s obligations under the Denali License Agreement as further described in Section 3.1, and if Denali terminates the Denali License Agreement after completion by Denali of the acquisition of Gamma following the exercise of the Buy-out Option, the services to be carried out by F-star to enable Gamma to continue to receive the services that were contemplated in the Denali License Agreement. For the avoidance of doubt, the Services shall not include services provided by F-star to Gamma to support any agreement between Gamma and any Third Party other than pursuant to, or as contemplated by, the Denali License Agreement.

1.59	“Target” means the target antigen specifically bound by the Fcab in an Antibody.

1.60

“Term” means the period commencing on the Effective Date and expiring on the expiry of the term of this Agreement as set forth in Section 10.1 or the earlier termination in accordance with the terms of this Agreement.

1.61	“Territory” means all countries and territories worldwide.

1.62	“Third Party Claims” has the meaning set forth in Section 9.1.

1.63	“Third Party” means any Person other than F-star Gamma and their respective Affiliates. For clarity each of F-star Alpha, and F-star Beta shall be deemed Third Parties.

1.64	“TfR” means Transferrin Receptor also known as TFR1, TRFR and TFR which is identified by UniProt number P02786.

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

1.65	In this Agreement:

1.65.1

all references to a particular clause, section or schedule shall be a reference to that clause, section or schedule in or to this Agreement as it may be amended from time to time pursuant to this Agreement;

1.65.2	the headings are inserted for convenience only and shall be ignored in construing this Agreement;

1.65.3	words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

1.65.4

words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust association, organisation or other entity, in each case whether or not having separate legal personality;

1.65.5	the words “include”, “included” and “including” are to be construed without conveying any limitation to the generality of the preceding words;

1.65.6	reference to any statute or regulation includes any modification or re-enactment of that statute or regulation;

1.65.7

any reference to notices or consent being sought or given in writing shall require the consent or notice to be signed by an appropriately authorised person and shall not include consents or notices conveyed by email; and

1.65.8	in the event of any inconsistency or conflict between this Agreement and any of the Schedules, this Agreement shall prevail.

ARTICLE 2

MANAGEMENT OF THE RELATIONSHIP

2.1

Prior to the exercise by Denali of the Buy-out Option F-star shall represent Gamma in the JSC under the Denali License Agreement. After the exercise by Denali under the Buy-out Option Gamma and F-star shall establish a Joint Steering Committee with representatives from both Denali and F-star which shall operate on the same basis as set out in Section 2 of the Denali License Agreement.

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

ARTICLE 3

SERVICES

3.1	F-star shall carry out the Services on behalf of Gamma as follows:

3.1.1

F-star shall, subject to Section 3.1.5 and subject to ARTICLE 5, undertake the obligations of Gamma as provided for in the Denali License Agreement in relation to the TfR Fcab Discovery Plan (and shall continue to undertake such obligations after termination of the Denali License Agreement following completion by Denali of the acquisition of Gamma following the exercise of the Buy-out Option).

3.1.2	Gamma shall transfer to F-star [***]. F-star shall not be obliged to commence any work on the discovery of Fcabs unless and until it has received [***] from Gamma as provided for in the [***].

3.1.3

On receipt of such [***] referred to in Section 3.1.2, F-star shall, subject to Section 3.1.5 and subject to ARTICLE 5, undertake the obligations of Gamma as provided for in the Denali License Agreement (or after termination of the Denali License Agreement following completion by Denali of the acquisition of Gamma following the exercise of the Buy-out Option, the obligations that were contemplated in the Denali License Agreement) in relation to the [***] for the second and third Accepted Fcab Targets provided always that if such [***] are to be agreed after Denali has exercised its Buy-out Option, then such [***] shall be subject to [***] provided [***].

3.1.4

F-star shall, subject to agreement of the activities in the relevant mAb[2] Development Plan, provide technical support provided always that F-star shall not be obligated to expend any resources or incur any costs in excess of [***], without F-star’s prior written consent, which consent shall be in its sole discretion;

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

3.1.5

F-star shall use Commercially Reasonable Efforts to carry out each Fcab Discovery Plan and its responsibilities under any mAb[2] Development Plan. F-star shall provide Gamma with [***] written reports detailing the progress of its activities under each [***] and [***].

3.1.6

Following Fcab Delivery (as defined in the Denali License Agreement) of the first Fcab for each Accepted Fcab Target F-star shall (to the extent it Controls any such Information) make available to Gamma any Information and materials specifically identified in the relevant Fcab Discovery Plan not already provided.

3.1.7

F-star shall maintain records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and in compliance with Applicable Law and regulatory guidance, which shall be complete and accurate and shall properly reflect all work done and results achieved in the performance of its obligations under each Fcab Discovery Plan and mAb[2] Development Plan, which, after the Effective Date, shall record only such activities and shall not include or be commingled with records of activities outside the scope of this Agreement. Such records shall be retained by F-star for at least [***] after the expiration or termination of this Agreement, or for such longer period as may be required by Applicable Law. Upon request, F-star shall provide copies of the records it has maintained pursuant to this Section 3.1.7 to Gamma.

3.1.8	F-star shall provide such other Services as are agreed between the Parties.

3.1.9

For clarity, after termination of the Denali License Agreement following completion by Denali of the acquisition of Gamma following the exercise of the Buy-out Option, the Parties and Denali intend that the Services that F-star was providing to Gamma to support Gamma’s obligations under the Denali

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

License Agreement shall continue under this Agreement, and any provisions of the Denali License Agreement that must be incorporated by reference to achieve such purpose shall be deemed incorporated by reference into this Agreement including Denali’s obligation to fund each Fcab Discovery Plan pursuant to Section 9.2 of the Denali License Agreement for the period set out therein notwithstanding that the Denali License Agreement may have terminated.

3.2

F-star shall not subcontract its obligations under a Fcab Discovery Plan or a mAb[2] Development Plan, except to Affiliates or otherwise as agreed with Gamma in each case where such subcontractor has agreed in writing to be subject to the applicable terms and conditions of this Agreement, including the requirements under Section 3.1.5, the confidentiality provisions of ARTICLE 7, and provided that F-star directly owns all Gamma Program Know-How and Gamma Program Patents that it is required to assign to Gamma pursuant to ARTICLE 6.

ARTICLE 4

FCAB DELIVERY

4.1

Fcab Delivery After Buy-out Option Exercise. In the event that, at the date of completion by Denali of the acquisition of Gamma, Fcab Delivery (as defined in the Denali License Agreement) has not occurred under the Denali License Agreement for any Accepted Fcab Target then:

4.1.1

the provisions of Sections 4.3, 4.4, and 4.5 of the Denali License Agreement shall be incorporated into this Agreement subject to references to the Licensor being interpreted as references to F-star and references to Denali being references to Gamma; and

4.1.2

if the Proposed Fcab (as defined in the Denali License Agreement) has failed to meet the Fcab Delivery Criteria, F-star shall have the rights of Gamma pursuant to Section 9.11 of the Denali License Agreement to (i) provide to Denali an Fcab against that Accepted Fcab Target which for

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

validation testing within the Fcab Disclosure Period (as defined in the Denali License Agreement) and Denali shall continue to have the obligation to conduct [***] additional validation experiment(s) in respect of such Fcab (subject to F-star being responsible to reimburse Denali’s costs if such Fcab does not meet the Fcab Validation Criteria); and (ii) to conduct validation experiments at F-star’s costs on [***] Fcab in addition to the [***] Fcabs that were the subject of validation experiment(s) by Denali.

ARTICLE 5

PAYMENTS AND RECORDS

5.1

Service Fees. [***] shall be responsible for FTE costs incurred by [***] in relation to each Fcab Discovery Plan and mAb2 Development Plan as set forth in the applicable Fcab Discovery Plan or mAb2 Development Plan, and subject to the following. For the TfR Fcab Discovery Plan [***] will fund [***]. Payment of such sums shall be paid in advance in accordance with the budget/FTE allocation agreed as a part of each Fcab Discovery Plan and mAb2 Development Plan. Promptly following the end of each Calendar Quarter, [***] shall provide to [***] a report with the actual costs incurred during such Calendar Quarter, and the Parties shall review those actual costs against the budget/FTE allocation. Following such review, and upon mutual written agreement between the Parties, the budget/FTE allocation may be increased or decreased. On an Accepted Fcab Target-by-Accepted Fcab Target basis, [***] obligation to fund such FTE costs incurred in relation to a Fcab Discovery Plan shall terminate on the earlier of (a) [***], and (b) [***].

5.2	Payments for other Services shall paid for in accordance with the budget agreed to for such Services at the time such Services are agreed.

5.3

All invoices shall be billed and payable in Pounds Sterling. Invoices shall be payable within [***] of issue; provided that payments made by Gamma following completion by Denali of the acquisition of Gamma shall be paid in U.S. dollars.

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

5.4	Without limiting any other remedy of F-star, if Gamma fails to make any payment by the due date, F-star may charge interest in the amount overdue at the rate of [***] such interest accruing [***].

5.5

Mode of Payment. All payments to either Party under this Agreement shall be made from the UK to the UK, without setoff, by deposit of Dollars in the requisite amount to such bank account as F-star may from time to time designate by notice to Gamma.

5.6

Indirect Taxes. All payments are exclusive of value added taxes, sales taxes, consumption taxes and other similar taxes (the “Indirect Taxes”). If any Indirect Taxes are chargeable in respect of any payments, the paying Party shall pay such Indirect Taxes at the applicable rate in respect of such payments following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by the receiving Party in respect of those payments. The Parties shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes. If the Indirect Taxes originally paid or otherwise borne by the paying Party are in whole or in part subsequently determined not to have been chargeable, all necessary steps will be taken by the receiving Party to receive a refund of these undue Indirect Taxes from the applicable governmental authority or other fiscal authority and any amount of undue Indirect Taxes repaid by such authority to the receiving Party will be transferred to the paying Party within forty-five (45) days of receipt.

ARTICLE 6

INTELLECTUAL PROPERTY

6.1

Grants by Gamma. Gamma hereby grants to F-star, from the Effective Date until [***], a non-exclusive license, with the right to grant sublicenses to Affiliates and Approved Subcontractors, under any Know-How or Patents Controlled by Gamma solely to conduct the Services.

6.2	No Implied Rights. Except as expressly provided herein, F-star grants no other right or license under this Agreement, including any rights or licenses to any Patent, Know-How

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

or intellectual property rights not otherwise expressly granted herein, whether by implication, estoppel, or otherwise. Except as expressly provided herein, Gamma grants no other right or license under this Agreement, including any rights or licenses to any Patent, Know-How or intellectual property property rights not otherwise expressly granted herein, whether by implication, estoppel or otherwise.

6.3	Ownership of Intellectual Property.

6.3.1	Save as provided in this Section 6.3, nothing in this Agreement shall operate to assign any Patents or Know-How from one Party to the other.

6.3.2	Ownership of Technology.

(a)	Disclosure Obligation. F-star shall promptly disclose to Gamma in writing, the conception, discovery, development or making of any Gamma Program Patent or Gamma Program Know-How.

(b)

Assignment Obligation. F-star, for itself and on behalf of its Affiliates, hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign), to Gamma all its right, title and interest in and to any Gamma Program Know-How and Gamma Program Patents. F-star will execute and record assignments and other necessary documents consistent with such ownership and shall cause all Persons who perform the Services to be under an obligation to assign its rights in any Information and inventions resulting therefrom to Gamma.

6.4	Prosecution, Maintenance, Enforcement of Gamma Patents.

6.4.1

Gamma Patent Prosecution and Maintenance. Gamma shall have the sole right, but not the obligation, to prepare, file, prosecute, and maintain the Gamma Program Patents worldwide, at Gamma’s sole cost and expense. Gamma shall keep F-star reasonably informed of all steps with regard to the preparation, filing, prosecution, and maintenance strategy (including timing of filing, data to be included, and scope of claims of Patent applications) of the Gamma Program Patents.

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

6.4.2	Gamma shall have the sole right, but not the obligation, to defend and control the defense of the validity and enforceability of the Gamma Program Patents.

6.5	Inventor’s Remuneration. F-star shall be solely responsible for any remuneration that may be due any inventors under any applicable inventor remuneration laws in respect of any Gamma Program Patents.

ARTICLE 7

CONFIDENTIALITY AND NON-DISCLOSURE

7.1

Confidentiality Obligations. At all times during the Term and for a period of ten (10) years following termination or expiration hereof in its entirety, each Party shall, and each of the foregoing shall cause its Affiliates and its and their respective officers, directors, employees, consultants, contractors and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement, including exercising rights granted hereunder. Notwithstanding the foregoing, to the extent the receiving Party can demonstrate by documentation or other competent proof, the confidentiality and non-use obligations under this Section 7.1 with respect to any Confidential Information shall not include any information that:

7.1.1

has been published by a Third Party or otherwise is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the receiving Party and its Affiliates, to the extent F-star is the receiving Party;

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

7.1.2	have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information;

7.1.3	is subsequently received by the receiving Party from a Third Party without restriction and without breach of any agreement between such Third Party and the disclosing Party;

7.1.4	that is generally made available to Third Parties by the disclosing Party without restriction on disclosure; or

7.1.5	have been independently developed by or for the receiving Party without reference to, or use or disclosure of, the disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination are in the public domain or in the possession of the receiving Party.

7.2	Permitted Disclosures. Each Party may disclose Confidential Information to the extent that such disclosure is:

7.2.1

in the reasonable opinion of the receiving Party’s legal counsel, required to be disclosed pursuant to law, regulation or a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental body of competent jurisdiction, (including by reason of filing with securities regulators, but subject to Section 7.3); provided, that the receiving Party shall first have given prompt written notice

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

(and to the extent possible, at least five (5) Business Days’ notice) to the disclosing Party and given the disclosing Party a reasonable opportunity to take whatever action it deems necessary to protect its Confidential Information (for example, quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or governmental body or, if disclosed, be used only for the purposes for which the order was issued). In the event that no protective order or other remedy is obtained, or the disclosing Party waives compliance with the terms of this Agreement, the receiving Party shall furnish only that portion of Confidential Information which the receiving Party is advised by counsel is legally required to be disclosed;

7.2.2

made by or on behalf of the receiving Party or their licensees or sub-licensees to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval in accordance with the terms of this Agreement; provided, that reasonable measures shall be taken to assure confidential treatment of such Confidential Information to the extent practicable and consistent with Applicable Law;

7.2.3

subject to written consent of the disclosing Party, made by or on behalf of the receiving Party to a Patent authority as may be reasonably necessary or useful for purposes of obtaining, defending or enforcing a Patent; provided, that reasonable measures shall be taken to assure confidential treatment of such Confidential Information, to the extent such protection is available;

7.2.4

made to its or its Affiliates’, financial and legal advisors who have a need to know such disclosing Party’s Confidential Information and are either under professional codes of conduct giving rise to expectations of confidentiality and non-use or under written agreements of confidentiality and non-use, in each case, at least as restrictive as those set forth in this Agreement; provided that the receiving Party shall remain responsible for any failure by such financial and legal advisors, to treat such Confidential Information as required under this ARTICLE 7;

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

7.2.5

made by the receiving Party or its Affiliates to potential or actual investors, acquirers, investment bankers, lenders, as may be necessary in connection with their evaluation of a potential or actual investment in or acquisition of the receiving Party or its Affiliates; provided, that such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this ARTICLE 7.

7.2.6

made by Gamma or its Affiliates or sublicensees to its or their advisors, consultants, clinicians, vendors, service providers, contractors, existing or prospective collaboration partners, licensees, sublicensees, or other Third Parties as may be necessary or useful in connection with the Exploitation of any mAb[2], the Licensed Products, or otherwise in connection with the performance of its obligations or exercise of its rights as contemplated by this Agreement; provided, that such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this ARTICLE 7 (with a duration of confidentiality and non-use obligations as appropriate that is no less than five (5) years from the date of disclosure for advisors, consultants, clinicians, vendors, service providers, contractors); or

7.2.7

made by F-star, F-star GmbH, or F-star Ltd or their Affiliates to its or their advisors, consultants, clinicians, vendors, service providers, contractors, and the like as may be necessary in assisting with F-star’s activities contemplated by this Agreement (including in relation to the exercise of the rights granted to F-star in Sections 6.1 or otherwise in connection with the performance of its obligations or exercise of its rights as contemplated by this Agreement);

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

provided, that such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information of Gamma substantially similar to the obligations of confidentiality and non-use of F-star pursuant to this ARTICLE 7 (with a duration of confidentiality and non-use obligations as appropriate that is no less than five (5) years from the date of disclosure for advisors, consultants, clinicians, vendors, service providers, contractors and the like).

7.3

Public Announcements. Neither F-star, on the one hand, or Gamma and its Affiliates on the other, shall issue any public announcement, press release, or other public disclosure regarding this Agreement or its subject matter without the other’s prior written consent regarding the timing and content, except for any such disclosure that is, in the opinion of the disclosing entity’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing entity are listed (or to which an application for listing has been submitted). Prior to the expiration of the Buy-out Option Period, any such public announcement, press release, or other public disclosure regarding this Agreement shall also require Denali’s prior written consent, and after expiration of the Buy-out Option Period if Denali has not exercised the Buy-out Option, then any such public announcement, press release, or other public disclosure regarding this Agreement shall require Denali’s prior written consent if the subject matter is regarding the Denali License Agreement. In the event an entity is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such entity shall submit the proposed disclosure in writing to Gamma or F-star as far in advance as reasonably practicable (and in no event less than seven (7) Business Days prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon. Notwithstanding the foregoing, Gamma, its sublicensees and its and their respective Affiliates shall have the right to publicly disclose research, development and commercial information (including with respect to regulatory matters) regarding mAb[2] and Licensed Products; provided, that such disclosure is subject to the provisions of ARTICLE 7 with respect to F-star’s Confidential Information and Section 7.4.

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

7.4

Return of Confidential Information. Upon the effective date of the termination of this Agreement with respect to any Accepted Fcab Target or mAb[2] for any reason, either Party may request in writing, and the other Party shall either, with respect to Confidential Information to which such first Party does not retain rights under the surviving provisions of this Agreement: (a) as soon as reasonably practicable, destroy all copies of such Confidential Information in the possession of the other Party and confirm such destruction in writing to the requesting Party; or (b) as soon as reasonably practicable, deliver to the requesting Party, at the other Party’s expense, all copies of such Confidential Information in the possession of the other Party; provided, that the other Party shall be permitted to retain one (1) copy of such Confidential Information for the sole purpose of performing any continuing obligations hereunder, as required by Applicable Law, or for archival purposes. Notwithstanding the foregoing, such other Party also shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by such Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such other Party’s standard archiving and back-up procedures, but not for any other use or purpose.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1	Representations and Warranties of Gamma. Except as set forth in the Disclosure Schedule, Gamma represents and warrants, as of the Effective Date as follows:

8.1.1

Organization. Gamma is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

8.1.2

Authorization. The execution and delivery of this Agreement and the performance by Gamma of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (a) Gamma’s

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

charter documents, bylaws, or other organizational documents, (b) in any material respect, any agreement, instrument, or contractual obligation to which such Gamma is bound, (c) any requirement of any Applicable Law, or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to Gamma.

8.1.3

Binding Agreement. This Agreement is a legal, valid, and binding obligation of Gamma enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

8.1.4

No Inconsistent Obligation. Gamma is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

8.1.5

There are no written claims, judgments, or settlements against, or amounts with respect thereto, owed by Gamma relating to (i) the Gamma Patents, or (ii) the Gamma Know-How. To Gamma’s knowledge, no written claim or litigation has been brought or threatened by any Person alleging that (a) the Gamma Patents are invalid or unenforceable, or (b) the Gamma Patents, or the Gamma Know-How, or the disclosing, copying, making, assigning, or licensing of the Gamma Patents, or the Gamma Know-How as contemplated by this Agreement violates, infringes, misappropriates or otherwise conflicts or interferes with any intellectual property or proprietary right of any Third Party.

8.1.6

To Gamma’s knowledge, the use of any Denali Background IP (as defined in the Denali License Agreement) disclosed to F-star for the conduct of the TfR Fcab Discovery Plan will not infringe, misappropriate, misuse, violate or otherwise make use without authorisation of any Third Party intellectual property nor has any person threatened to Gamma in writing to issue such a notice.

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

8.2	Representations and Warranties of F-star. F-star represents and warrants to Gamma, as of the Effective Date as follows:

8.2.1

Organization. F-star is a limited liability company duly incorporated and validly existing under the laws of England and Wales. F-star has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its respective obligations under this Agreement.

8.2.2

Authorization. The execution and delivery of this Agreement and the performance by F-star of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (a) F-star’s articles of association or other organizational documents, (b) in any material respect, any agreement, instrument, or contractual obligation to which such F-star is bound, (c) any requirement of any Applicable Law, or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to F-star.

8.2.3

Binding Agreement. This Agreement is the legal, valid and binding obligation of F-star enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

8.2.4

No Inconsistent Obligation. F-star is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

8.2.5

No Claims. Except as disclosed by F-star to Gamma in writing in the letter from F-star to Gamma on the Effective Date, there are no written claims, judgments, or settlements against, or amounts with respect thereto, owed by F-star, or to F-star’s knowledge by F-star GmbH, F-star Ltd or any of their respective Affiliates, relating to (i) the F-star Patents, or (ii) the F-star Know-How. To F-star’s knowledge, no written claim or litigation has been brought or threatened by any Person alleging that (a) the F-star Patents are invalid or unenforceable, or (b) the F-star Patents, or the F-star Know-How, or the disclosing, copying, making, assigning, or licensing of the F-star Patents, or the F-star Know-How as contemplated by this Agreement violates, infringes, misappropriates or otherwise conflicts or interferes with any intellectual property or proprietary right of any Third Party.

8.2.6

No Misappropriation. Except as disclosed by F-star to Gamma in writing in the letter from F-star to Gamma on the Effective Date, to the Knowledge of F-star no Person is infringing or misappropriating (i) the F-star Patents, or (ii) the F-star Know-How.

8.3

DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NONE OF F-STAR, F-STAR LTD, F-STAR GMBH OR GAMMA OR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

8.4	Gamma Liability After Exercise of Buy-out Option. On [***] of Denali’s acquisition of Gamma following the exercise of the Buy-out Option, [***]. By way of examples, (a) [***], and (b) [***].

ARTICLE 9

INDEMNITY

9.1

Indemnification of F-star. Gamma shall indemnify F-star, its Affiliates and their respective directors, officers, employees, and agents (the “F-star Indemnitees”) and defend and save each of them harmless, from and against any and all losses, damages, liabilities, penalties, costs, and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims, or demands of Third Parties (collectively, “Third Party Claims”) incurred by or rendered against the F-star Indemnitees arising from or occurring as a result of:

(a)	the Exploitation of mAb[2] or Licensed Products by or for Gamma or any of its Affiliates, sublicensees, subcontractors, agents and consultants, on a mAb[2]-by-mAb[2] basis during the Term;

(b)	the breach by Gamma or its Affiliates of this Agreement; or

(c)

the gross negligence or willful misconduct on the part of Gamma or its Affiliates or their respective directors, officers, employees, and agents in performing its or their obligations under this Agreement; or

(d)

on an Accepted Fcab Target-by-Accepted Fcab Target basis, the infringement by F-star of any Third Party Patents or Know-How relating to the Accepted Fcab Target, solely to the extent (i) such infringement arose from F-star’s conduct of services on behalf of Gamma (and not any subsequent research, development or commercialization of a Fcab to such Accepted Fcab Target by F-star or any product incorporating any such Fcab), and (ii) Gamma or Denali knew of such Third Party Patents or Know-How at the time the scope of the Services were agreed between F-star and Gamma.

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

except for those Losses for which F-star, in whole or in part, has an obligation to indemnify Gamma pursuant to Section 9.2 hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability for such Losses.

9.2

Indemnification of Gamma. F-star shall indemnify Gamma, its Affiliates and its and their respective directors, officers, employees, and agents (the “Gamma Indemnitees”), and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims incurred by or rendered against the Gamma Indemnitees arising from or occurring as a result of:

(a)	F-star’s (or its Affiliates’ or sublicensees’) use or practice of any Patents or Know-How of F-star; ;

(b)	the breach by F-star or its Affiliates of this Agreement; or

(c)

the gross negligence or willful misconduct on the part of F-star or its Affiliates or its or their respective directors, officers, employees, and agents in performing its obligations under this Agreement;

except for those Losses for which Gamma has an obligation to indemnify F-star pursuant to Section 9.1 hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

9.3

Notice of Claim. All indemnification claims in respect of a Party, F-star Ltd, F-star GmbH, and its and their respective Affiliates, or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement (the “Indemnified Party”). The Indemnified Party shall give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this ARTICLE 9, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

9.4	Control of Defense.

9.4.1

In General. At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party which shall be reasonably acceptable to the Indemnified Party. In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 9.4.2, the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the indemnifying Party. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any Losses incurred by the indemnifying Party in its defense of the Third Party Claim.

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

9.4.2

Right to Participate in Defense. Without limiting Section 9.4.1, any Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, that such employment shall be at the Indemnified Party’s own expense unless (a) the employment thereof, and the assumption by the indemnifying party of such expense, has been specifically authorized by the indemnifying Party in writing, (b) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 9.4.1 (in which case the Indemnified Party shall control the defense), or (c) the interests of the Indemnified Party and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles.

9.4.3

Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that shall not result in the Indemnified Party’s becoming subject to injunctive or other relief or otherwise adversely affecting the business of the Indemnified Party in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 9.4.1, the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided, that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). If the indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

above, the Indemnified Party may defend against such Third Party Claim. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party shall admit any liability with respect to, or settle, compromise or dispose of, any Third Party Claim without the prior written consent of the indemnifying Party, which consent shall not to be unreasonably withheld, conditioned or delayed. The indemnifying Party shall not be liable for any settlement, compromise or other disposition of a Loss by an Indemnified Party that is reached without the written consent of the indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

9.4.4

Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

9.4.5

Expenses. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim shall be reimbursed on a Calendar Quarter basis in arrears by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

9.4.6

Special, Indirect, and Other Losses. EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 9, NEITHER PARTY NOR ANY OF THEIR AFFILIATES SHALL BE LIABLE FOR ANY LOSS OF PROFITS OR BUSINESS INTERRUPTION OR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE IN CONNECTION WITH OR ARISING IN ANY WAY OUT OF THE TERMS OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE USE OF THE LICENSED COMPOUND OR LICENSED PRODUCT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

9.4.7

Insurance. Each Party shall obtain and carry in full force and effect the minimum insurance requirements set forth herein. The types of insurance, and minimum limits shall be: General Liability Insurance with a minimum limit of One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate. General Liability Insurance shall include, at a minimum, beginning at least thirty (30) days prior to first commercial sale of a Licensed Product, product liability insurance.

9.4.8

Certificates of Insurance. Upon request by a Party, the other Party shall provide certificates of insurance evidencing compliance with this Section. The insurance policies shall be under an occurrence form, but if only a claims-made form is available to a Party, then such Party shall continue to maintain such insurance after the expiration or termination of this Agreement

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

for the longer of (a) a period of five (5) years following termination or expiration of this Agreement in its entirety, or (b) with respect to a particular Party, last sale of a Licensed Product (or but for expiration or termination, would be considered a Licensed Product) sold under this Agreement by a Party.

ARTICLE 10

TERM AND TERMINATION

10.1

Term. This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall continue in force and effect until the the provision of the Services has been completed hereunder.

10.2

Termination for Material Breach. If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) has materially breached one (1) or more of its material obligations under this Agreement, then the Non-Breaching Party may deliver notice of such material breach to the Breaching Party (a “Default Notice”). If the Breaching Party fails to cure such breach within [***] after receipt of the Default Notice the Non-Breaching Party may terminate this Agreement to the extent that it relates to the Accepted Fcab Target to which the breach relates, upon written notice to the Breaching Party.

10.3

Termination by F-star for Patent Challenge. F-star will have the right to terminate this Agreement in full upon written notice to Gamma in the event that Gamma or any of its Affiliates or sublicensees directly assert in its own respective name or directs a Third Party to assert a Patent Challenge; provided that with respect to any such Patent Challenge by any non-Affiliate Sublicensee, F-star will not have the right to terminate this Agreement under this Section 10.3 if, within [***] of F-star’s notice to Gamma under this Section 10.3, Gamma (a) causes such Patent Challenge to be terminated or dismissed or (b) terminates the sublicense granted to such non-Affiliate Sublicensee. For purposes hereof, “Patent Challenge” means any challenge in a legal or administrative proceeding to the patentability, validity, ownership or enforceability of any of the F-star Patents (or

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

any claim thereof), including by: (i) filing or pursuing a declaratory judgment action in which any of the F-star Patents is alleged to be invalid or unenforceable; (ii) citing prior art against any of the F-star Patents (other than art required to be cited by Applicable Law, including under a duty of candor to a Patent office), filing a request for or pursuing a re-examination of any of the F-star Patents (other than with F-star’s written agreement), or becoming a party to or pursuing an interference; or (iii) filing or pursuing any opposition, cancellation, nullity or other like proceedings against any of the F-star Patents; but excluding any challenge raised as a defense or counterclaim against a claim, action or proceeding asserted by F-star or its Affiliates against Gamma or its Affiliates or sublicensees.

10.4

Effects of Termination. I n the event of termination of this Agreement in its entirety or in relation to any Fcab Discovery Plan or mAb[2] Development Plan or in respect of any other Services (a “Plan”) the following terms and conditions will apply, provided, however, that if the termination relates only to a particular Plan, then the following provisions will only apply with respect to such Plan:

(a)

Except as may otherwise be agreed in writing by the Parties Gamma shall be required to pay to F-star any costs incurred or to be incurred under any remaining activities under a Plan, including the remaining FTE costs unless F-star redeploys the relevant staff onto other projects (which, subject to the provisions of 3.1.9, F-star shall use its Commercially Reasonable Efforts to accomplish);

(b)	The obligations of F-star in relation to the affected Plans shall immediately terminate;

(c)

Except as set forth in ARTICLE 7, each Party shall return or cause to be returned to the other Party all Confidential Information and all substances or compositions of the other Party or its Affiliates delivered or provided by or on behalf of such other Party, as well as any other material provided by or on behalf of such other Party in any medium, in connection with such terminated Plan;

CONFIDENTIAL

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10.5

Remedies. Except as otherwise expressly provided herein, termination of this Agreement in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

10.6	Accrued Rights; Surviving Obligations.

10.6.1

Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration, including any amounts due under ARTICLE 5. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, the following Sections shall survive such termination or expiration: Sections 3.1.7, 4.1.2, 6.2, 6.3, 6.4, 6.5, 8.4, 10.4, 10.5, 10.6, 11.3, 11.5, 11.6, 11.7 and 11.10 and ARTICLES 4, 7 and 9.

ARTICLE 11

MISCELLANEOUS

11.1

Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement). The non-performing

CONFIDENTIAL

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Party shall notify the other Party of such force majeure within [***] after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use Commercially Reasonable Efforts to remedy its inability to perform.

11.2

Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

11.3	Assignment.

11.3.1

Without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed, no Party shall sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, that a Party may make such an assignment without the other Party’s consent to (a) [***], or (b) [***]. With respect to an assignment to [***] the assigning Party shall [***]. Any attempted assignment or delegation in violation of this Section 11.3 shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of F-star or Gamma, as the case may be. The permitted assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement. Without limiting the foregoing, the grant of rights set forth in

CONFIDENTIAL

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this Agreement shall be binding upon any successor or permitted assignee of F-star, and the obligations of Gamma, including the payment obligations, shall run in favor of any such successor or permitted assignee of F-star’s benefits under this Agreement.

11.3.2

Notwithstanding anything to the contrary herein, in the event of the acquisition of a controlling (as such term is used in the definition of Affiliate) interest in F-star or F-star GmbH or Gamma the acquirer of such Person shall not be considered to be an Affiliate of such Person for the purposes of this Agreement including for the purposes of the definition Control in respect of the intellectual property of the Parties. For clarity, any Know-How, Patents or other intellectual property rights or other assets owned or Controlled by an acquirer or its Affiliates before such an acquisition of such Person or which were subsequently generated by the acquirer, or an Affiliate of the acquirer which is not F-star or an Affiliate of F-star immediately prior to the acquisition, will not be Controlled by such Person after such change in Control for purposes of this Agreement, except to the extent that F-star or F-star GmbH or any of their respective Affiliates owned or Controlled such Know-How, Patents or other intellectual property rights or other assets before such acquisition.

11.4

Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid, or unenforceable in any respect.

CONFIDENTIAL

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11.5	Governing Law, Jurisdiction and Service.

11.5.1

Governing Law. This Agreement or the performance, enforcement, breach or termination hereof shall be interpreted, governed by and construed in accordance with the laws of England, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction; provided, that all questions concerning the construction or effect of Patents shall be determined in accordance with the laws of the country or other jurisdiction in which the particular Patent has been filed or granted, as the case may be. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

11.5.2

Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 11.7.2 shall be effective service of process for any action, suit, or proceeding brought against it under this Agreement in any such court.

11.6

Dispute Resolution. If a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), it shall be resolved pursuant to this Section 11.6.

11.6.1

General. Any Dispute shall first be referred to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue. Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties. If the Senior Officers are not able to agree on the resolution of any such issue within [***] (or such other period of time as mutually agreed by the Senior Officers) after such issue was first referred to them, then, except as otherwise set forth in Section 11.6.2, either Party may, by written notice to the other Party, elect to initiate arbitration proceedings pursuant to the procedures set forth in Section 11.6.3 for purposes of having the matter settled.

CONFIDENTIAL

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11.6.2

Intellectual Property Disputes. In the event that a Dispute arises with respect the validity, scope, enforceability, inventorship or ownership of any Patent, trademark or other intellectual property rights, and such Dispute cannot be resolved in accordance with Section 11.6.1, and, unless otherwise agreed by the Parties in writing, such Dispute shall not be submitted to arbitration in accordance with Section 11.6.3 and instead, either Party may initiate litigation in a court of competent jurisdiction, notwithstanding Section 11.5, in any country or other jurisdiction in which such rights apply.

11.6.3

Arbitration. Should the informal resolution mechanism of Section 11.6.1 prove unsuccessful within the allotted period, then the Parties shall submit their dispute to binding arbitration [***]. Each Party shall appoint one arbitrator who at their turn shall nominate the chairperson, who shall be qualified in [***]. If a Party does not appoint its arbitrator within [***] following the expiry of the allotted period, then such arbitrator shall be selected in accordance with the then current rules of [***]. Any arbitrator so selected shall have substantial experience in the pharmaceutical industry. The arbitration shall be conducted, and all documents submitted to the arbitrators shall be, in English. The arbitrators shall have the power to include an award of attorneys’ fees and costs to the prevailing Party, but shall have no power to award punitive, special, incidental or consequential damages. The arbitrator’s decision and award shall be final and binding upon all Parties. Subject to any award that the arbitrators may make, each Party shall bear its own costs for its counsel and other expenses, and the Parties shall equally share the costs of the arbitration. Judgment upon the award rendered by arbitration may be issued and enforced by any court having competent jurisdiction.

11.6.4	Interim Relief. Notwithstanding anything herein to the contrary, nothing in this Section 11.6 shall preclude either Party from seeking interim or

CONFIDENTIAL

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provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute following the ADR procedures set forth in Section 11.6.3, if necessary to protect the interests of such Party. This Section shall be specifically enforceable.

11.7	Notices.

11.7.1

Notice Requirements. Any notice, request, demand, waiver, consent, approval, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if (a) delivered by hand or (b) sent by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 11.7.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 11.7.1. Such notice shall be deemed to have been given as of the date delivered by hand or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. This Section 11.7.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

11.7.2	Address for Notice.

If to F-star to:

F-star Biotechnology Ltd.

Eddeva B920 Babraham Research Campus

Cambridge, CB22 3AT

UK

Attention: Chief Business Officer and cc: Head of IP

If to Gamma to:

F-star Gamma Ltd.

Eddeva B920 Babraham Research Campus

CONFIDENTIAL

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Cambridge, CB22 3AT

UK

Attention: Chief Business Officer and cc: Head of IP

with a copy (which shall not constitute notice) to:

Cooley LLP

Dashwood

69 Old Broad Street London EC2M 1QS

Attention: John Wilkinson

11.8

Entire Agreement; Amendments. This Agreement, together with the Gamma IP License Agreement and the Denali License Agreement and Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby (including that certain Confidential Disclosure Agreement between Denali and F-star Ltd dated December 18, 2015; provided that (a) all “Confidential Information” disclosed or received thereunder will be deemed “Confidential Information” hereunder and will be subject to the terms and conditions of this Agreement, and (b) all rights and obligations under such agreement will otherwise continue in full force and effect as provided therein). Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release, or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

11.9

English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

11.10

Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on

CONFIDENTIAL

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behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

11.11

No Benefit to Third Parties. Except as provided in ARTICLE 9, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

11.12

Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

11.13

Relationship of the Parties. It is expressly agreed that F-star, on the one hand, and Gamma, on the other hand, shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture, or agency, including for tax purposes. Neither F-star, on the one hand, nor Gamma, on the other hand, shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

CONFIDENTIAL

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11.14

Counterparts; Facsimile Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. This Agreement may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

[SIGNATURE PAGES FOLLOW.]

CONFIDENTIAL

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THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the Effective Date.

F-STAR BIOTECHNOLOGY LIMITED

By:	/s/ Jane Dancer
Name:	Jane Dancer
Title:	CBO

F-STAR GAMMA LIMITED

By:	/s/ Tolga Hassan
Name:	Tolga Hassan
Title:	CFO & Co. Sec.

CONFIDENTIAL

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